SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: February 9, 2004
(Date of earliest event reported)

MACK-CALI REALTY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-57103 (Commission File No.)	22-3315804 (I.R.S. Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey 07016
(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

        On February 9, 2004, Mack-Cali Realty, L.P., the operating partnership of Mack-Cali Realty Corporation, completed the sale of $100 million of senior unsecured notes. Mack-Cali Realty, L.P. received net proceeds of approximately $98.5 million from the sale of the notes. The notes were priced on January 29, 2004, mature February 15, 2014 and bear interest at 5.125%. Mack-Cali Realty, L.P. intends to use the net proceeds from the sale of the notes, together with borrowings under its $600 million unsecured revolving credit facility and available cash, to repay its $300 million 7.00% Notes due March 15, 2004.

        In connection with the foregoing, Mack-Cali Realty, L.P. hereby files the following documents.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.	Description
1.1*	Underwriting Agreement dated January 29, 2004, by and among Mack-Cali Realty, L.P., Mack-Cali
Realty Corporation and the several underwriters listed on Schedule 2 thereto.

4.1	Indenture dated as of March 16, 1999, by and among Mack-Cali Realty, L.P., as issuer,
Mack-Cali Realty Corporation, as guarantor, and Wilmington Trust Company, as trustee (filed as Exhibit 4.1 to Mack-Cali Realty L.P.'s Form 8-K dated March 16, 1999 and incorporated herein by reference).

4.2*	Supplemental Indenture No. 8 dated as of February 9, 2004, by and between Mack-Cali Realty,
L.P., as issuer, and Wilmington Trust Company, as trustee.

4.3*	Form of 5.125% Note due 2014.

99.1*	News release of Mack-Cali Realty Corporation dated January 30, 2004.

      * filed herewith

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY, L.P. By: Mack-Cali Realty Corporation, its general partner
Date: February 13, 2004	By: /s/ Roger W. Thomas —————————————— Roger W. Thomas Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title
1.1*	Underwriting Agreement dated January 29, 2004, by and among Mack-Cali Realty, L.P., Mack-Cali
Realty Corporation and the several underwriters listed on Schedule 2 thereto.

4.1	Indenture dated as of March 16, 1999, by and among Mack-Cali Realty, L.P., as issuer,
Mack-Cali Realty Corporation, as guarantor, and Wilmington Trust Company, as trustee (filed as Exhibit 4.1 to Mack-Cali Realty L.P.'s Form 8-K dated March 16, 1999 and incorporated herein by reference).

4.2*	Supplemental Indenture No. 8 dated as of February 9, 2004, by and between Mack-Cali Realty,
L.P., as issuer, and Wilmington Trust Company, as trustee.

4.3*	Form of 5.125% Note due 2014.

99.1*	News release of Mack-Cali Realty Corporation dated January 30, 2004.

      * filed herewith